                                                                      EXHIBIT 11

                      UNITED ASSET MANAGEMENT CORPORATION

                     CALCULATION OF EARNINGS PER SHARE (1)

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                              JUNE 30,              JUNE 30,
                                                                        --------------------  --------------------
                                                                          1997      1996(2)     1997      1996(2)
                                                                        ---------  ---------  ---------  ---------
Common and common equivalent shares:
  Net income..........................................................  $  24,030  $  20,877  $  48,085  $  40,364
  Adjustments thereto(3)..............................................         --         91         --        792
                                                                        ---------  ---------  ---------  ---------
  Adjusted net income.................................................  $  24,030  $  20,968  $  48,085  $  41,156
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Average shares outstanding..........................................     69,865     68,726     69,600     68,377
  Adjustments thereto(3)..............................................      2,987      3,726      3,532      4,202
                                                                        ---------  ---------  ---------  ---------
  Shares used in computation..........................................     72,852     72,452     73,132     72,579
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Per share.............................................................  $     .33  $     .29  $     .66  $     .57
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Common shares--assuming full dilution:
  Net income..........................................................  $  24,030  $  20,877  $  48,085  $  40,364
  Adjustments thereto(3)..............................................         --         --         --         12
                                                                        ---------  ---------  ---------  ---------
  Adjusted net income.................................................  $  24,030  $  20,877  $  48,085  $  40,376
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Average shares outstanding..........................................     69,865     68,726     69,600     68,377
  Adjustments thereto(3)..............................................      3,812      3,834      4,140      4,202
                                                                        ---------  ---------  ---------  ---------
  Shares used in computation..........................................     73,677     72,560     73,740     72,579
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Per share.............................................................  $     .33  $     .29  $     .65  $     .56
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

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(1) See Financial Highlights for pro forma earnings per share calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share, which will be effective for financial statements for both interim and annual periods ending after December 15, 1997.

(2) Restated due to pooling of interests transactions completed in the third quarter of 1996.

(3) Adjustments relate to application of modified treasury stock method.